Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
Austin	Milan
Beijing	Munich
Boston	New York
Brussels	Orange County
Chicago	Paris
Dubai	Riyadh
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Frankfurt	San Francisco
Hamburg	Seoul
Hong Kong	Silicon Valley
Houston	Singapore
London	Tel Aviv
Los Angeles	Tokyo
Madrid	Washington, D.C.

June 2, 2026

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, California 92612

Re:	Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Phoenix Energy One, LLC, a Delaware limited liability company (the “Company”), in connection with the issuance of up to $100,000,000 aggregate principal amount of Senior Subordinated Junior Lien Notes (the “Notes”), under an indenture, in the form most recently filed as an exhibit to the Registration Statement (as defined below) to be entered into between the Company and Odyssey Transfer and Trust Company, as trustee and collateral agent (the “Indenture”), and pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2026 (the “Registration Statement”). The term “Notes” shall include any additional amounts of Notes registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Notes.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in the circumstances contemplated by the form of subscription agreement most recently filed as an exhibit to the Registration Statement, the Notes will have been duly authorized by all necessary limited liability company action of the Company and will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

June 2, 2026

Our opinion is subject to:

(a)	the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

(b)

(1) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (2) concepts of materiality, reasonableness, good faith and fair dealing and (3) the discretion of the court before which a proceeding is brought; and

(c)

the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to: (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) waivers of rights or defenses contained in the Indenture related to stay, extension or usury laws; (v) covenants not to compete; (vi) provisions for exclusivity, election or cumulation of rights or remedies; (vii) provisions authorizing or validating conclusive or discretionary determinations; (viii) grants of setoff rights; (ix) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, provisions pursuant to which any guarantor purports to guaranty its own primary obligations and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (x) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (xi) proxies, powers and trusts; (xii) provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiv) provisions permitting, upon acceleration of any indebtedness (including the Notes), collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (xv) any “swap” (as such term is defined in the Commodity Exchange Act), including any guarantee thereof, by any party that is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) or any provision of any Document (as defined below) that purports to share the proceeds of any guarantee or collateral provided by any party that is not an eligible contract participant with the provider of any such swap or the effect of such sharing provisions on the opinions expressed herein; (xvi) the creation, validity, attachment, perfection or priority of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property; and (xvii) the severability, if invalid, of provisions to the foregoing effect.

June 2, 2026

With your consent, we have assumed (a) that the Indenture and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

We have further assumed, with your consent, that all members or managers that are entities have duly taken such internal actions (such as board, member, manager or partner approval) as may be necessary to enable them to duly act, and that such entities have duly acted (and duly authorized, executed and delivered the Documents, as applicable), in their capacities as members or managers of the Company in connection with the Documents.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Notes. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP